Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Xpress Enterprises, Inc. of our report dated March 4, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in U.S. Xpress Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
June 17, 2020

Back to Form S-8